UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): APRIL 13, 2015

Commission File Number: 000-53462

TIERRA GRANDE RESOURCES INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

33 Richardson Street, Level 1
West Perth, Western Australia 6005
Australia
(Address of principal executive offices)

+61 8 9384 6835
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 13, 2015, Tierra Grande Resources Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VNUE, Inc., a company incorporated pursuant to the laws of the State of Washington (“VNUE”), and TGRI Merger Corp., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which, at the effective time, VNUE will merge with and into Merger Sub, with Merger Sub continuing as the surviving entity that will succeed to all of the assets, liabilities and operations of VNUE and VNUE will effectively become our wholly-owned operating subsidiary (the “Merger”). At the effective time of the Merger, the outstanding shares of VNUE will automatically convert into the right to receive shares of Company common stock as consideration for the Merger, and the shareholders of VNUE will control approximately 80% of the Company’s outstanding stock.

The Merger Agreement contains customary terms and conditions for agreements of this type, including completion of due diligence by the parties and approval of the Merger by VNUE shareholders. At the effective time of the Merger, VNUE’s current officers and directors will be appointed as officers and directors of the Company. The Merger will become effective upon the completion of certain filings with the Secretary of State for the State of Nevada, which is expected to occur on April 30, 2015. The parties may terminate the Merger Agreement if the Merger is not completed by April 30, 2015; provided, however, that VNUE may extend the closing date under the Merger Agreement under certain circumstances.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The description of the Merger Agreement herein is qualified by the terms of the full text of the agreement attached hereto and the terms thereof are incorporated herein by reference.

Description of Business of VNUE, Inc.

VNUE is a live music technology company and digital distribution network that brings artists; fans and the industry together by capturing live performances through an application-based platform. The VNUE app is available for download on all iOS devices. Artists use VNUE’s Front of House (FOH) iOS Application to easily record and upload audio of live performances for purchase by fans shortly following a show, while professional video can be available within 24 hours. By using the VNUE platform, artists create, market and distribute their shows while creating new revenue streams. Fans are able to connect with their favorite performers in a new way, discover new performances and listen to and watch their shows on their mobile devices, computer or TV. To learn more about VNUE, visit www.vnue.com. Follow VNUE on Tumblr at vnueinc.tumblr.com or on Twitter @VNUEINC

Item 9.01. Financial Statements and Exhibits. (d) Exhibits

2.1*	Agreement and Plan of Merger, dated April 13, 2015

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of the Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2015	TIERRA GRANDE RESOURCES INC.

By: /s/Andrew Gasmier
Andrew Gasmier
President